Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of World Wrestling Federation Entertainment, Inc. (the "Company") on Form S-8 of our report dated July 16, 1999 (October 1, 1999 as to Note 9 and October 15, 1999 as to Note 10), appearing in the Company's Registration Statement No. 333-84327 on Form S-1, filed on October 15, 1999, as amended.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

November 30, 1999